                                                          EXHIBIT NO. 21a



                                    LIST OF SUBSIDIARIES OF
                                THE UNITED ILLUMINATING COMPANY
                                -------------------------------


                                  STATE OR JURISDICTION
                                   OF INCORPORATION OR           NAME UNDER WHICH
    NAME OF SUBSIDIARY                 ORGANIZATION           SUBSIDIARY DOES BUSINESS
    ------------------            ---------------------       ------------------------

United Funding Capital                Delaware                 United Funding Capital Partnership L.P.
Partnership L.P.

United Resources, Inc.                Connecticut              United Resources, Inc.

Xcelecom, Inc.*                       Connecticut              Xcelecom, Inc.

American Payment Systems, Inc.*       Connecticut              American Payment Systems, Inc.

United Bridgeport Energy, Inc.*       Connecticut              United Bridgeport Energy, Inc.

United Capital Investments, Inc.*     Connecticut              United Capital Investments, Inc.

Precision Power, Inc.**               Connecticut              Precision Power, Inc.

Thermal Energies, Inc.**              Connecticut              Thermal Energies, Inc.

Precision Constructors, Inc.**        Connecticut              Precision Constructors, Inc.

Allan Electric Co., Inc.**            New Jersey               Allan Electric Co., Inc.

The DataStore, Incorporated**         New Jersey               The DataStore Incorporated

Orlando Diefenderfer Electrical       Pennsylvania             Orlando Diefenderfer Electrical Contractors,
Inc.**                                                         Inc.

Souwestcon Properties, Inc.***        Connecticut              Souwestcon Properties, Inc.
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*     Subsidiary of United Resources, Inc.
**    Subsidiary of Xcelecom, Inc.
***   Subsidiary of United Capital Investments, Inc.